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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 6, 2003

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



         Ohio                         0-49619                    31-1795575
-------------------------------------------------------------------------------
(State of Incorporation)       (Commission File No.)           (IRS Employer
                                                            Identification No.)



                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000



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                                    FORM 8-K

Item 5. Other Events.


         The following was contained in a press release issued by Peoples Ohio Financial Corporation on November 6, 2003:

                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                            FIRST QUARTER FISCAL 2004



Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $514,000 for the quarter ended September 30, 2003, a decline of $193,000, or 27.3%, from the $707,000 reported for the same period in 2002. Basic earnings per share were $0.07 for the quarter ended September 30, 2003, compared to $0.09 for the quarter ended September 30, 2002. Fully diluted earnings per share were $0.07 for the quarter ended September 30, 2003, compared to $0.09 for the quarter ended September 30, 2002.

Net interest income was $1,773,000 for the quarter ended September 30, 2003, $422,000, or 19.2%, less than the $2,195,000 reported for the quarter ended September 30, 2002. The decline was attributed to the continued low interest rate environment and the pressure it has put on net interest margins throughout the banking industry. In addition, the Bank has taken advantage of the prolonged low interest rate environment to divest of longer-term fixed rate assets (primarily 30-year fixed rate mortgages) in favor of shorter-term interest earning assets (primarily investment securities with WAM's of from 1 to 3 years) in an effort to reduce the Bank's exposure to interest rate risk and better position the Bank should longer-term interest rates begin to increase. Total interest income was $2,911,000 for the quarter ended September 30, 2003, a decline of $967,000, or 24.9% from the $3,878,000 reported during the quarter ended September 30, 2002, due to lower average loans outstanding coupled with lower interest rates. The decline in interest income was partially offset by a $544,000 or 32.3% decline in interest expense during the same period primarily due to depositors shifting their deposits from higher rate certificates of deposit to lower rate demand deposit accounts.

Noninterest income, which continues to be a focus, increased $143,000, or 37.5%, to $524,000 for the quarter ended September 30, 2003, compared to the $381,000 recorded for the quarter ended September 30, 2002, as increases in service charges on deposit accounts of $111,000 and the increase in cash value of life insurance of $44,000, were partially off-set by a decline in revenue generated from trust operations of $18,000.

Noninterest expense was $1,510,000 for the quarter ended September 30, 2003, $58,000 or 4.0% higher than the $1,452,000 reported for the quarter ended September 30, 2002.

Total assets at September 30, 2003 were $204.2 million, compared to $224.4 million at September 30, 2002, as the Bank used a portion of the proceeds from mortgage loan repayments to pay off borrowings from the Federal Home Loan Bank.

The Company was formed during January 2002, and acquired 100% of the Bank's outstanding stock. Accordingly, all references to the Company, prior to January 2002, reflect operations of the Bank.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or



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guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.

Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
September 30, 2003 and September 30, 2002
(in thousands)

                                                         September 30, 2003      September 30, 2002
                                                         ------------------      ------------------
Assets                                                       (unaudited)            (unaudited)
 Cash and Cash equivalents                                     $ 15,006               $ 16,391
 Investment securities                                           23,168                    946
 Loans, net                                                     150,663                195,455
 FHLB stock                                                       5,326                  5,112
 Bank-owned life insurance                                        4,050                      0
 Other assets                                                     5,992                  6,505
                                                               --------               --------
     Total assets                                              $204,205               $224,409
                                                               ========               ========

Liabilities and shareholders' equity
 Deposits                                                      $125,342               $124,486
 FHLB advances                                                   52,104                 73,921
 Other liabilities                                                1,942                  1,917
                                                               --------               --------
      Total liabilities                                         179,389                200,324
Equity for ESOP shares                                              660                    521
Shareholders' equity                                             24,155                 23,564
                                                               --------               --------
      Total liabilities and shareholders' equity               $204,205               $224,409
                                                               ========               ========


Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Quarter Ended September 30, 2003 and September 30, 2002 (unaudited, in thousands, except share data)

                                                                Quarter ended      Quarter ended
                                                             September 30, 2003  September 30, 2002
                                                             ------------------  ------------------
Interest income                                                    $2,911               $3,878
Interest expense                                                    1,138                1,682
                                                                   ------               ------
   Net interest income                                              1,773                2,195
Provision for loan losses                                              30                   45
                                                                   ------               ------
   Net interest income after provision for loan loss                1,743                2,150
Noninterest income                                                    524                  381
Noninterest expense                                                 1,510                1,452
Income tax expense                                                    243                  372
                                                                   ------               ------
     Net income                                                    $  514               $  707
                                                                   ======               ======
Earnings per share:
   Basic                                                           $ 0.07               $ 0.09
                                                                   ======               ======
   Diluted                                                         $ 0.07               $ 0.09
                                                                   ======               ======
Dividends per share                                                $ 0.06               $0.045
                                                                   ======               ======




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Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)

                                                               As of                  As of
                                                         September 30, 2003      September 30, 2002
                                                         ------------------      ------------------
Total assets                                                   $ 204,205              $ 224,409
Investment securities                                             23,168                    946
Total loans                                                      151,520                196,358
Allowance for loan losses (ALL)                                      857                    903
ALL to total loans                                                  0.57%                  0.46%
Non-performing assets                                          $   2,021              $   1,164


--------------------------------------------------------------------------------
           Quarter ended September 30, 2003    Quarter ended September 30, 2002
--------------------------------------------------------------------------------
ROA                                   1.00%                               1.27%
--------------------------------------------------------------------------------
ROE                                   8.48%                              12.12%
--------------------------------------------------------------------------------



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION

                                             By: /s/ Ronald B. Scott
                                                 -------------------------------
                                                 Ronald B. Scott, President

Date:  November 6, 2003